Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett-Packard Company pertaining to the:

•	ArcSight, Inc. 2007 Equity Incentive Plan
•	Amended and Restated ArcSight, Inc. 2002 Stock Plan

of our reports dated December 17, 2009, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company and the effectiveness of Hewlett-Packard Company's internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended October 31, 2009, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
November 4, 2010